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                                                                      EXHIBIT 32
                          CERTIFICATION OF CEO AND CFO
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Amendment No. 1 to the Annual Report of North American Palladium Ltd. (the "Registrant") on Form 40-F for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), James D. Excell, as President and Chief Executive Officer of the Registrant, and Ian M. MacNeily, as Vice President, Finance and Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

        (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.


/s/ James D. Excell
---------------------------------
By:    James D. Excell
Title: President and Chief Executive Officer
April 5, 2006


/s/ Ian M. MacNeily
---------------------------------
By:    Ian M. MacNeily
Title: Vice President, Finance and Chief Financial Officer
April 5, 2006

This certification accompanies the Report pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of section 18 of the Securities Exchange Act of 1934, as amended.